Exhibit 24.2

POWER OF ATTORNEY

The undersigned directors and officers of The Gorman-Rupp Company (the “Company”) hereby appoint Scott A. King, James C. Kerr, Brigette A. Burnell and Douglas A. Neary, and each of them, as attorneys for each of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8 (or such other form as counsel to the Company may advise as appropriate), for the purpose of (i) registering (a) the Common Shares of the Company to be offered under the Company’s 2024 Omnibus Incentive Plan, and (b) an indeterminate amount of interests in such Plan that are separate securities, and (ii) deregistering Common Shares of the Company previously reserved for issuance under the Company’s 2015 Omnibus Incentive Plan and 2016 Non-Employee Directors’ Compensation Plan that are being made available for issuance under the Company’s 2024 Omnibus Incentive Plan, and any and all supplements, amendments (including post-effective amendments), exhibits and consents to any such Registration Statements, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such Registration Statements or the securities covered thereby, and to take any and all other action that any of them may deem necessary or advisable in order to effect the registration, qualification or exemption of part or all of the Common Shares of the Company, or the interests in such Plan, to be offered under the securities or Blue Sky laws of any jurisdiction of the United States of America or Canada, with full power and authority to do and perform any and all acts whatsoever necessary or advisable.

Executed as of the 25th day of April, 2024.

/s/ Scott A. King	President and Chief Executive Officer and
Scott A. King	Director (Principal Executive Officer)

/s/ James C. Kerr	Executive Vice President and Chief Financial
James C. Kerr	Officer (Principal Financial and Accounting Officer)

/s/ Jeffrey S. Gorman	Executive Chairman
Jeffrey S. Gorman

/s/ Donald H. Bullock, Jr.	Director
Donald H. Bullock, Jr.

/s/ M. Ann Harlan	Director
M. Ann Harlan

/s/ Christopher H. Lake	Director
Christopher H. Lake

/s/ Sonja K. McClelland	Director
Sonja K. McClelland

/s/ Vincent K. Petrella	Director
Vincent K. Petrella

/s/ Kenneth R. Reynolds	Director
Kenneth R. Reynolds